Exhibit 10.40

PROMISSORY NOTE

$7,691,796.00 (U.S.)	Las Vegas,. Nevada
Dated: February 24, 2004

FOR VALUE RECEIVED, PDS GAMING CORPORATION, a Minnesota corporation (“PDS”), PDS GAMING CORPORATION-NEVADA, a Nevada corporation (“PDS-NV”), PDS GAMING CORPORATION-MISSISSIPPI, a Mississippi corporation (“PDS-MS”), and PDS GAMING CORPORATION-COLORADO, a Colorado corporation (“PDS-CO”) jointly and severally (PDS, PDS-NV, PDS-MS and PDS-CO are collectively referred to herein as the “Undersigned”), agree and promise to pay to the order of FIRST STATE BANK OF THERMOPOLIS, a state chartered bank (the “Lender”), its endorsees, successors, participants and assigns (collectively, the “Holder”), at its principal office at 435 Arapahoe, Thermopolis, Wyoming 82443-1232, or at such other place as the Holder may from time to time designate, the principal sum of Seven Million Six Hundred Ninety One Thousand Seven Hundred Ninety Six and 00/100 Dollars ($7,691,796.00) or so much as may from time to time be disbursed hereon in accordance with the terms of the Loan Agreement, together with interest on the Principal Balance at the rate of interest hereinafter set forth, in coin or currency, which, at the time or times of payment, is legal tender for the payment of public and private debts in the United States of America. The terms of this Note shall be read to the extent possible in a manner consistent with the terms of the Loan Agreement (defined below), but in the case of a conflict between the terms of this Note and the Loan Agreement, the terms of this Note shall control. This Note shall be payable in the following manner and on all the following terms and at the following times:

1.                                      DEFINITIONS.  For purposes of this Note the following terms shall have the following meanings:

a.                                      “Default” shall have the meaning given to such term in Section 10 below.

b.                                      “Default Rate” shall have the meaning given to such term in Section 3(b) below.

c.                                       “Installment Payment Date” shall have the meaning given to such term in Section 7 below.

d.                                      “Loan” shall mean the Loan defined in the Loan Agreement, evidenced by the Note.

e.                                       “Loan Agreement” shall mean the Loan Agreement of even date entered into between the Undersigned, as Borrower, and Lender, wherein Lender has agreed to loan to the Undersigned the Principal of this Note subject to compliance with the terms and conditions of such agreement.

f.                                         “Maturity Date” shall mean March 1, 2007.

g.                                      “Note” shall mean this Note and any other promissory note evidencing the Loan.

h.                                      “Principal Balance” shall mean the Principal from time to time outstanding and unpaid on this Note.

i.                                         “Participation Agreement” shall mean the Loan Participation and Servicing Agreement of even date herewith between Lender and all Buyers, as such term is defined in the Participation Agreement, as the same may be amended or supplemented from time to time in accordance with its terms.

j.                                         “Required Payment Amount” shall have the meaning given to such term in the Loan Agreement.

Terms not defined herein or elsewhere in this Note shall have the same meaning as defined in the Loan Agreement.

2.                                      DISBURSEMENTS. Disbursements under this Note are to be made pursuant to the terms and conditions of the Loan Agreement.

3.                                      INTEREST RATE. The Principal Balance of this Note outstanding at the close of each day shall bear interest at the following per annum rates of interest:

a.                                      Loan Rate. From and after the date of the initial advance, this Note shall bear interest at a definite and certain per annum rate of interest equal to eight and one quarter percent (8.25%).

b.                                      Default Rate. If a Default (as later defined) occurs under this Note then, at the option of the Holder hereof, during the entire period during which such Default shall occur and be continuing interest shall be payable on the Principal Balance at a per annum rate of interest equal to the lesser of (i) the maximum lawful rate of interest permitted to be paid on this Note or (ii) Four Percent (4.00%) plus the Loan Rate (“Default Rate”) whether or not the Holder has exercised its option to accelerate the maturity of this Note and declare the entire Principal Balance due and payable.

4.                                      BASIS OF COMPUTATION. Interest shall be computed and charged on the basis the actual number of days elapsed and a 365/360 day year. Interest shall commence as to the Principal Balance as such Principal Balance is advanced.

5.                                      LATE CHARGE. In the event that any payment required hereunder is not paid when due, the Undersigned agrees to pay a late charge of $.04 per $1.00 of unpaid payment to defray the costs of the Holder incident to collecting such late payment. This late charge shall apply individually to all payments past due and there will be no daily pro rata adjustment. This provision shall not be deemed to excuse a late payment or be deemed a waiver of any other rights the Holder may have including the right to declare the entire Principal Balance and interest immediately due and payable.

6.                                      TERMS OF PAYMENT. This Note shall be payable as follows:

a.                                      Beginning on April 1, 2004, and on the 1st day of each calendar month thereafter, (each an “Installment Payment Date”) thirty six (36) monthly installments of principal and interest in the amount of Two Hundred Forty Two Thousand Seven Hundred Sixteen and 57/100ths Dollars ($242,716.57), then in the thirty sixth (36th) month, in addition to the final payment of principal and interest all accrued and unpaid interest and other charges, if any, shall be due and payable.

b.                                      The Principal Balance shall be payable on the earlier to occur of the following:

i.                                         The Maturity Date; or

ii.                                     Such earlier date as to which payment shall have been accelerated by virtue of the occurrence of an Event of Default hereunder;

at which time the entire Principal Balance and all accrued and unpaid interest thereon, and all other charges payable pursuant to the terms hereof shall in any event be fully due and payable.

7.                                      APPLICATION OF PAYMENTS. So long as a Default does not exist, all payments shall be applied first to any costs of collection, then to late charges, then to interest and then to the Principal Balance, and all accrued unpaid interest thereon, except that if any advance made by Lender on behalf of the Holder under the terms of any instruments securing this Note is not repaid, any monies received, at the option of Lender, may first be applied to repay such advances, plus interest hereon, and the balance, if any, shall be applied as above. If a Default exists, Lender may apply any payments received on this Note to the Principal Balance, interest, late charges or other amounts due from the Undersigned in such order as Lender, in its sole discretion shall determine.

8.                                      PREPAYMENT. At the option of the Borrower, the Principal Balance may be prepaid, in full or in minimum amounts of $250,000 or more, such voluntary prepayments may be made on any payment date provided that there has been a fifteen (15) days prior express written notice and plus the following prepayment premium (“Premium”) amounts, paid in addition to the amount prepaid: Loan Year One – Prepayment plus a 2% Premium on the then outstanding Principal Balance of this Note; Loan Year Two – Prepayment plus a 1% Premium on the then outstanding Principal Balance of this Note; and Loan Year Three – None (pay at par, after notice). Amounts paid or prepaid under this Note may not be reborrowed. Prepayments will be applied in the inverse order of maturity.  Prepayment that are directly from proceeds of collateral contract payoffs, or are required under the credit facility to meet minimum collateral coverage or minimum debt coverage covenants, will not be subject to a Premium.

9.                                      SECURITY. The payment and performance of this Note is secured by the Security Agreement and other security instruments each of even date herewith given by the Undersigned to the Lender, each encumbering certain assets of the Undersigned.

10.                               DEFAULT. If (i) a default be made in any payment when due in accordance with the terms and conditions of this Note and continues for a period of five (5) days after such payment becomes due, (ii) an Event of Default (as defined herein and therein) occurs under this

Note, or (iii) an Event of Default (as defined therein) occurs -under the Loan Agreement (any of the events described in clauses (i), (ii), and (iii) above are herein singularly and collectively referred to as a “Default”), the entire Principal Balance together with accrued interest thereon and late charges, if any, shall become immediately due and payable at the option of Lender, exercised as provided for in the Participation Agreement.

11.                               TIME OF ESSENCE. Time is of the essence. No delay or omission on the part of the Holder or Lender in exercising any right hereunder shall operate as a waiver of such right of any other remedy under the Loan Agreement or this Note. A waiver on any one occasion shall not be construed as a bar to or waiver of any such right or remedy on a future occasion.

12.                               COSTS OF COLLECTION. In the event of any Default hereunder the Undersigned agrees to pay the costs of collection including court costs, arbitration proceedings, and reasonable attorney’s fees (prior to trial, at trial, and on appeal) incurred by Lender in collecting the indebtedness secured hereby, or in exercising or defending, or obtaining the right to exercise, the rights of Lender or any Participant hereunder or under any of the Loan Documents (as defined in the Loan Agreement).

13.                               WAIVER OF PRESENTMENT, ETC. Presentment for payment, protest and notice of non-payment are waived. Consent is given to any extension or alteration of the time or terms of payment hereof, any renewal, any release of all or any part of the security given for the payment hereof, any acceptance of additional security of any kind, and any release of, or resort to, any party liable for payment hereof.

14.                               SAVINGS CLAUSE. Notwithstanding anything to the contrary set forth in this instrument, if at any time until payment in full of all of the indebtedness due hereunder, the interest rate on such indebtedness exceeds the highest rate of interest permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto (the “Maximum Lawful Rate”), then in such event and so long as the Maximum Lawful Rate would be so exceeded, the interest rate shall be equal to the Maximum Lawful Rate; provided, however, that if at any time thereafter the interest rate is less than the Maximum Lawful Rate, the Undersigned shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by the Holder from the making of advances hereunder is equal to the total interest which the Holder would have received had the interest rate been (but for the operation of this paragraph) the interest rate payable since the initial funding of the Loan. Thereafter, the interest rate payable hereunder shall be the interest rate provided for in this instrument unless and until the interest rate so provided for again exceeds the Maximum Lawful Rate, in which event this paragraph shall again apply. In no event shall the total interest received by the Holder pursuant to the terms hereof exceed the amount which such Holder could lawfully have received had the interest due hereunder been calculated for the full term hereof at the Maximum Lawful Rate. In the event that a court of competent jurisdiction, notwithstanding the provisions of this paragraph, shall make a final determination that the Holder has received interest in excess of the Maximum Lawful Rate, the Holder shall, to the extent permitted by applicable law, promptly apply such excess first to any interest due and not yet paid under this instrument, then to the outstanding Principal Balance due under this instrument, then to other unpaid indebtedness and thereafter shall refund any excess to Undersigned or as a court of competent jurisdiction may otherwise order.

15.                               USE OF PROCEEDS. The Undersigned warrants and represents that all funds advanced under this Note shall be applied and are intended solely for the purposes set forth in the Loan Agreement and not for any personal, family or household purposes.

16.                               GOVERNING LAW; JURISDICTION. The obligation evidenced by this Note was negotiated, delivered and accepted in the State of Nevada, the laws of which state shall in all respects be controlling in the interpretation and validity of this Note and all obligations evidenced hereby. The Undersigned hereby submits itself to the jurisdiction of the State of Nevada, and the federal courts of the United States located in such state in respect of all actions arising out of or in connection with the interpretation or enforcement of this Note and the documents related hereto.

17.                               PARTICIPATION AGREEMENT. This Note evidences the debt of each of the Undersigned with respect to the Loan, and is secured by the Security Agreement. Any payment of principal or interest, or premiums or penalty on this Note shall be paid to Lender. Notwithstanding any other provision herein or in the Loan Agreement, this Note and all rights hereunder shall be subject always to the terms of the Participation Agreement, regardless of any transfer, assignment or endorsement of this Note.

18.                               JOINT AND SEVERAL LIABILITY. Each of the Undersigned agrees that it is liable, jointly and severally with each other Undersigned, for the payment of this Note and all other obligations of the Undersigned under the Loan Agreement, and that the Holder can enforce such obligations against any Undersigned, in the Holder’s sole and unlimited discretion. Without in any way limiting the generality of the foregoing, each of the Undersigned acknowledges and agrees to the provisions of the Loan Agreement and by this reference hereby incorporates such provisions herein as though expressly set forth herein.

19.                               WAIVER OF JURY TRIAL. The Undersigned hereby irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or relating to this Note or any of the documents executed in connection therewith or the transactions contemplated hereby or thereby.

[Signatures on next page]

Executed as of the date first above written.

“PDS”		“PDS-NV”

PDS GAMING CORPORATION		PDS GAMING CORPORATION- NEVADA

By:	/s/ Peter D. Cleary	By:	/s/ Peter D. Cleary

Print Name:	Peter D. Cleary	Print Name:		Peter D. Cleary

Its:	President	Its:	President

“PDS-CO”		“PDS-MS”

PDS GAMING CORPORATION- COLORADO		PDS GAMING CORPORATION- MISSISSIPPI

By:	/s/ Peter D. Cleary	By:	/s/ Peter D. Cleary

Print Name:	Peter D. Cleary	Print Name:		Peter D. Cleary

Its:	President	Its:	President